Exhibit 99.1

FLEET STATUS REPORT AS OF JUNE 9, 2010

Rig Name	Rig Type	Location	Status	Client	Dayrate ($US)	Estimated[1] Days	Completion	Comments
U.S. GULF OF MEXICO
SEAHAWK 3000	300’MC	US GOM	Undergoing repairs			22	1-Jul-2010
SEAHAWK 2602	250’MC	US GOM	Contracted	Arena Offshore	$35,000	1	10-Jun-2010	Permitted
			Contracted	Arena Offshore	$40,000	34	15-Jul-2010	Permitted
SEAHAWK 2601	250’MC	US GOM	Contracted	Hilcorp	$41,000	35	14-Jul-2010	Permitted
			Contracted	Hilcorp	$41,000	50	3-Sep-2010	Permit pending (compliance with new MMS[2] guidelines)
SEAHAWK 2600	250’MC	US GOM	Contracted	Peregrine	$42,500	13	22-Jun-2010	Permitted
SEAHAWK 2505	250’MS	US GOM	Available
SEAHAWK 2504	250’MS	US GOM	Available					Completed Mariner contract June 6th
SEAHAWK 2500	250’MS	US GOM	Contracted	ADTI/Contango	$33,000	1	10-Jun-2010	Permitted
			Contracted	Arena Offshore	$35,000	70	21-Aug-2010	Permit pending (compliance with new MMS[2] guidelines)
SEAHAWK 2007	200’MC	US GOM	Contracted	Mariner	$35,000	35	14-Jul-2010	Permitted
			Contracted	Breton	$35,000	35	19-Aug-2010	Permit pending (compliance with new MMS[2] guidelines)
SEAHAWK 2004	200’MC	US GOM	Standing by		$0
			Contracted	Bandon Oil & Gas	$36,000	45		Permit pending (compliance with new MMS[2] guidelines)
SEAHAWK 2001	200’MC	US GOM	Contracted	Castex	$34,000	35	14-Jul-2010	Permitted
U.S. COLD STACKED (10)
SEAHAWK 2501	250’MS	US GOM	Cold Stacked
SEAHAWK 2502	250’MS	US GOM	Cold Stacked
SEAHAWK 2006	200’MC	US GOM	Cold Stacked
SEAHAWK 2003	200’MC	US GOM	Cold Stacked
SEAHAWK 2005	200’MC	US GOM	Cold Stacked
SEAHAWK 2503	250’MS	US GOM	Cold Stacked
SEAHAWK 2008	200’MC	US GOM	Cold Stacked
SEAHAWK 2000	200’MC	US GOM	Cold Stacked
SEAHAWK 2002	200’MC	US GOM	Cold Stacked
SEAHAWK 800	80’MC	US GOM	Cold Stacked

Changes from previous Fleet Status Report denoted in bold

1 The number of days to complete the program are estimated for U.S. well-to-well contracts and contract extensions in Mexico. The actual number of days contracted may vary from this estimate.

2 MMS = Minerals Management Service